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                                                                   Exhibit 10(a)

                             PARTICIPATION AGREEMENT
                                  By and Among
                            MARKET STREET FUND, INC.
                                       And
             PROVIDENT MUTUAL LIFE INSURANCE COMPANY OF PHILADELPHIA
                                       And
                             PML SECURITIES COMPANY

         THIS AGREEMENT, made and entered into this _______ day of ______________ 1992 by and among PROVIDENT MUTUAL LIFE INSURANCE COMPANY OF PHILADELPHIA, a Pennsylvania corporation (hereinafter the "Company"), on its own behalf and on behalf of PROVIDENT MUTUAL VARIABLE GROWTH SEPARATE ACCOUNT, PROVIDENT MUTUAL VARIABLE MONEY MARKET SEPARATE ACCOUNT, PROVIDENT MUTUAL VARIABLE BOND SEPARATE ACCOUNT, PROVIDENT MUTUAL VARIABLE MANAGED SEPARATE ACCOUNT, PROVIDENT MUTUAL VARIABLE AGGRESSIVE GROWTH SEPARATE ACCOUNT, and PROVIDENT MUTUAL VARIABLE INTERNATIONAL SEPARATE ACCOUNT (hereinafter, each individually the "Account," or collectively, the "Accounts"), segregated asset accounts of the Company, the MARKET STREET FUND, INC., an open-end diversified management investment company organized under the laws of the State of Maryland (hereinafter the "Fund") and PML SECURITIES COMPANY, a Pennsylvania Corporation (hereinafter the "Underwriter").

         WHEREAS, the Fund engages in business as an open-end diversified, management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies which have entered
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into participation agreements substantially identical to this Agreement
(hereinafter "Participating Insurance Companies"); and

         WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

         WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the "SEC"), dated October 3, 1985 (File No. 812-6143), granting Participating insurance companies and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

         WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

         WHEREAS, the Company has registered or will register certain variable life policies (the "Policies") under the 1933 Act; and


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         WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company under the insurance laws of Pennsylvania, to set aside and invest assets attributable to the policies; and

         WHEREAS, the Company has registered the Accounts as a unit investment trust under the 1940 Act; and

         WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of the Accounts to fund the Policies and the Underwriter is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value;

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

ARTICLE I. Sale of Fund Shares

         1.1. The Underwriter agrees to sell to the Company those shares of the Fund which the Company orders on behalf of the Accounts, executing such orders on a daily basis at the net


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asset value next computed after receipt and acceptance by the Fund or its agent of the order for the shares of the Fund.

         1.2. The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Fund calculates its net asset value pursuant to rules of the SEC; provided, however, that the Board of Directors of the Fund (hereinafter the "Directors") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Portfolio.

         1.3. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

         1.4. The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, and VII of this Agreement is in effect to govern such sales.

         1.5. The Fund agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by


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the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption.

         1.6. The Company agrees to purchase and redeem the shares of each Portfolio offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the Policies shall be invested in the Fund, or in the Company's general account; provided that such amounts may also be invested in an investment company other than the Fund if (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Portfolios of the Fund; or (b) the Company gives the Fund and the Underwriter 45 days written notice of its intention to make such other investment company available as a funding vehicle for the Policies; or (c) such other investment company was available as a funding vehicle for the Policies prior to the date of this Agreement and the Company so informs the Fund and Underwriter prior to their signing this Agreement; or (d) the Fund or Underwriter consents to the use of such other investment company.

         1.7. The Company shall pay for Fund shares on the same day that it places an order to purchase Fund shares. Payment shall be in federal funds transmitted by wire.

         1.8. Issuance and transfer of the Funds, shares will be by book entry only. Stock certificates will not be issued to


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the Company or any of the Accounts. Shares ordered from the Fund will be recorded in an appropriate title for the applicable Account or the appropriate subaccount of the applicable Account.

         1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the Funds' shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

         1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated.

ARTICLE II.  Representations and Warranties

         2.1. The Company represents and warrants that the Policies are or will be registered under the 1933 Act and that the Policies will be issued and sold in compliance with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Accounts as segregated asset accounts


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under Section 40-37-109 of the Pennsylvania Insurance Code and has registered the Accounts as a unit investment trust in accordance with the provisions of the 1940 Act to serve as segregated investment accounts for the Policies, and that it will maintain such registration for so long as any Policies are outstanding. The Company shall amend the registration statement under the 1933 Act for the Policies and the registration statement under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Policies or as may otherwise be required by applicable law. The Company shall register and qualify the Policies for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

         2.2. The Company represents that it believes, in good faith, that the Policies are currently and at the time of issuance will be treated as life insurance contracts under applicable provisions of the Internal Revenue Code of 1986, and that it will. make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Policies have ceased to be so treated or that they might not be so treated in the future.

         2.3. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for as long as the Fund shares are sold. The


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Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

         2.4. The Fund represents that it believes, in good faith, that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

         2.5. The Fund represents that its investment objectives, policies and restrictions comply with the Pennsylvania Insurance Code as it applies to the Fund. To the extent feasible and consistent with market conditions, the Fund will adjust its investments to comply with requirements of the Company's domiciliary state upon written notice from the Company of such requirements and proposed adjustments, it being agreed and understood that in any such case the Fund shall be allowed a reasonable period of time under the circumstances after receipt of such notice to make any such adjustment.

         2.6. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1


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under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

         2.7. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the 1933 Act, the 1934 Act, and the 1940 Act.

ARTICLE III. Prospectuses and Proxy Statements; Voting

         3.1. The Underwriter shall provide the Company, at the Company's expense, with as many copies of the Fund's current prospectus as the Company may reasonably request for use with prospective Policy owners and applicants. The Underwriter shall print and distribute, at the Fund's expense, as many copies as necessary for distribution to existing Policy owners or participants. If requested by the Company in lieu thereof, the Fund shall provide such documentation and other assistance as is reasonably necessary in order for the Company to have the new prospectus for the Policies and the Fund's new prospectus printed together in one document, in such case the Fund shall bear its share of expenses as described above.


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         3.2. The Fund's prospectus shall state that the Statement of
Additional information for the Fund is available from the Underwriter (or, in the Fund's discretion, the Prospectus shall state that such Statement is available from the Fund), and the Underwriter (or the Fund) shall provide such Statement, at its expense, to the Company and to any owner of or participant under a Policy who requests such Statement or, at the Company's expense, to any prospective Policy owner and applicant who requests such statement.

         3.3. The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require and shall bear the costs of distributing them to existing Policy owners or participants.

         3.4. If and to the extent required by law the Company shall:

           (i) solicit voting instructions from Policy owners or participants;

          (ii) vote the Fund shares held in the Accounts in accordance with instructions received from Policy owners or participants; and

         (iii) vote Fund shares held in the Accounts for which no timely instructions have been received, and any Fund shares held in the Company's general account, in the same proportion as Fund shares of such Portfolio for which instructions have been received;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require passthrough voting privileges for variable policy owners. The Company reserves the right to vote Fund


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shares held in any segregated asset account or in its general account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with other Participating Insurance Companies.

         3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

         4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or the Underwriter, each piece of sales literature or other promotional material in which the Fund or the Underwriter is named, at least fifteen business days prior to its use. No such material shall be used if the Fund or the Underwriter objects to such use within fifteen business days after receipt of such material.


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         4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Policies other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or by the Underwriter, except with the permission of the Fund or the Underwriter. The Fund and the Underwriter agree to respond to any request for approval on a prompt and timely basis.

         4.3. The Fund or the Underwriter shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account(s) is named, at least fifteen business days prior to its use. No such material shall be used if the Company objects to such use within fifteen business days after receipt of such material.

         4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Policies other than the information or representations contained in a registration statement or prospectus for the Policies, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for the Accounts which are


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in the public domain or approved by the Company for distribution to Policy owners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

         4.5. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under NASD rules, the 1940 Act or the 1933 Act.


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ARTICLE V. Fees and Expenses

         5.1. The Fund and Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, the Underwriter may make payments to the Company or to the underwriter for the Policies if and in amounts agreed to by the Underwriter in writing. Currently, no such payments are contemplated.

         5.2. All expenses incident to performance by the Fund of this Agreement shall be paid by the Fund to the extent permitted by law. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares under federal law, and, if applicable, under any state securities law, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting in type, printing and distributing the prospectuses, the proxy materials and reports to existing shareholders and Policy owners, the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund's shares, and any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act.


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ARTICLE VI. Diversification

         6.1. The Fund will comply with Section 817(h) of the Internal Revenue Code of 1986, and all regulations issued thereunder, relating to the diversification requirements for variable annuity, endowment, and life insurance contracts.

ARTICLE VII. Potential Conflicts

         7.1. The Board of Directors of the Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the policy owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity contract and variable life insurance policy owners; or (f) a decision by an insurer to disregard the voting instructions of policy owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications


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thereof. A majority of the Board shall consist of persons who are not
"interested" persons of the Fund.

         7.2. The Company has reviewed a copy of the Mixed and Shared Funding Exemptive Order, and in particular, has reviewed the conditions to the requested relief set forth therein. As set forth in the Mixed and Shared Funding Exemptive Order, the Company will report any potential or existing conflicts of which it is aware to the Board. The Company agrees to assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever policy owner voting instructions are disregarded. The Board shall record in its minutes or other appropriate records, all reports received by it and all action with regard to a conflict.

         7.3. If it is determined by a majority of the Board, or a majority of its disinterested Directors, that an irreconcilable material conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including


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(but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected policy owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity policy owners or variable life insurance policy owners, of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected policy owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

         7.4. If the Company's disregard of voting instructions could conflict with the majority of Policy owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company is permitted to withdraw each affected Account's investment in the Fund. The Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund until the Company notifies the Underwriter and the Fund that it is withdrawing each affected Account's investment in the Fund pursuant to this Section 7.4.

         7.5. If a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company is permitted to withdraw each affected Account's investment in the Fund. The Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares


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of the Fund until the Company notifies the Underwriter and the Fund that it is withdrawing each affected Account's investment in the Fund pursuant to this
Section 7.5.

         7.6. For purposes of Section 7.3 of this Agreement, the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Policies. The Company shall not be required by Section
7.3 to establish a new funding medium for the Policies if an offer to do so has been declined by vote of a majority of Policy owners materially adversely affected by the irreconcilable material conflict.

         7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.


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ARTICLE VIII. Indemnification

         8.1. Indemnification By The Company

         8.1(a). The Company agrees to indemnify and hold harmless the Fund, the Underwriter, and each of the Fund's or the Underwriter's directors, officers, employees or agents and each person, if any, who controls or is associated with the Fund or the Underwriter within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares and:

                  (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Policies or contained in the Policies or sales literature for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Policies or in the Policies or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Fund shares; or

                  (ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Policy or Fund registration statement, the Policy or Fund prospectus or sales literature for the Policies or the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Policies or Fund shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

                  (iv) arise as a result of any failure by the Company to provide the services and furnish the materials or to make any payments under the terms of this Agreement; or

                  (v) arise out of any material breach by the Company of this Agreement;

except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Company may otherwise have.

         8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an indemnified party would otherwise be subject by reason of willful misfeasance, bad


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faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations or duties under this Agreement or to the Fund.

            8.1(c). The indemnified parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Policies or the operation of the Fund.

         8.2. Indemnification By the Underwriter

            8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact



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